As filed with the Securities and Exchange Commission on February 19, 2004
Registration No. 333-110449

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

microHelix, Inc.

(Exact name of registrant as specified in its charter)

Oregon	3841	911758621
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

16125 SW 72nd Avenue; Portland, Oregon 97224

(503) 968-1600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tyram H. Pettit

President and Chief Executive Officer
microHelix, Inc.
16125 SW 72nd Avenue; Portland, Oregon 97224
(503) 968-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kurt W. Ruttum
Tonkon Torp LLP
888 SW Fifth Avenue
Portland, Oregon 97204-2099
Tel: (503) 221-1440
Fax: (503) 274-8779

      Approximate date of commencement of proposed sale to the public:     Not applicable.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

      This Post-Effective Amendment No. 1 to Form S-3 shall become effective on such date as the Commission, acting in accordance with Section 8(c), may determine.

DEREGISTRATION OF SHARES

      microHelix, Inc. is filing this Post-Effective Amendment No. 1 to its registration statement on Form S-3, as amended (No. 333-110449), to deregister the sale of shares of common stock under the registration statement. The shares of common stock were issuable upon exercise of the registrant’s Class B warrants under the terms of a warrant repricing program which expired on February 4, 2004. Since the registration statement was declared effective on December 9, 2003, there have been no exercises of the Class B warrants, and as a result no shares of common stock have been sold under the registration statement. The Class B warrants will not be exercisable subsequent to the effectiveness of this Post-Effective Amendment No. 1 unless the issuance of common stock upon such exercises are subsequently registered or qualifies for exemptions from registration under applicable federal and state securities laws.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on February 19, 2004.

MICROHELIX, INC.

By	/s/ TYRAM H. PETTIT

Tyram H. Pettit
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

/s/ TYRAM H. PETTIT Tyram H. Pettit		President, Chief Executive Officer (Principal Executive Officer) and Director	February 19, 2004

* James M. Williams		Director and Chairman of the Board	February 19, 2004

* Terrence A. Rixford		Director, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Senior Vice President	February 19, 2004

* Richard G. Sass		Director	February 19, 2004

* John L. Crary		Director	February 19, 2004

*By:	/s/ TYRAM H. PETTIT Tyram H. Pettit Attorney-in-fact